Exhibit 32.01

Exhibit 32.02 - Certification of Interim Chief Executive Officer and Chief Financial Officer

CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Catherine Thompson, Interim Chief Executive Officer and Chief Financial Officer of VINOBLE, INC (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)  the quarterly report on Form 10-QSB of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m);

and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 23, 2005

/s/ Catherine Thompson
Catherine Thompson
Interim Chief Executive Officer and
Chief Financial Officer